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                                                                    EXHIBIT 12.1

COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

(DOLLARS IN THOUSANDS)


                                                               For the Year Ended December 31,
                                                           --------------------------------------
                                                              2001          2000          1999
                                                           ----------    ----------    ----------

Loss before income tax benefit, minority interest and
extraordinary loss                                           (320,970)      (71,873)      (42,096)
Fixed Charges:
Interest expense                                               57,741        55,743        31,201
Interest portion of rental expense                              1,563         1,627           892
Dividends on unconsolidated subsidiary                             --            --            --
                                                           ----------    ----------    ----------
Earnings                                                     (261,666)      (14,503)      (10,003)

Fixed charges:
Interest expense                                               57,741        55,743        31,201
Interest portion of rental expense                              1,563         1,627           892
Dividends on unconsolidated subsidiary                             --            --            --
                                                           ----------    ----------    ----------
Total fixed charges                                            59,304        57,370        32,093
                                                           ==========    ==========    ==========
Ratio of earnings to fixed charges                                n/a           n/a           n/a

Earnings inadequate to cover fixed charges:
Total fixed charges                                            59,304        57,370        32,093
Earnings                                                     (261,666)      (14,503)      (10,003)
                                                           ----------    ----------    ----------
Deficiency of earnings to fixed charges                      (320,970)      (71,873)      (42,096)
                                                           ==========    ==========    ==========